Exhibit 99.1

NEWS    from H. L. LANZET, INC.
-------------------------------
                                          515 Madison Avenue Tel: (212) 888-4570
                                          Suite 5 West       Fax: (212) 888-4569
                                          New York, NY 10022

FOR IMMEDIATE RELEASE:

CONTACT: Arnold Tenney, Richard Mozer               Herbert Lanzet/DeeDee Lanzet
Devine Entertainment Corporation                    H.L. Lanzet, Inc.
(416) 364-2282                                      (212) 888-4570

                DEVINE ENTERTAINMENT COMPLETES PRIVATE PLACEMENT

TORONTO, Ontario - June 2, 2006 -- Devine Entertainment Corporation (NASD OTCBB:DVNNF) today announced that it has completed a private placement of 3,383,331 units, each consisting of one common share and one-half purchase warrant at $0.15 per unit. Each warrant is exercisable, at any time on or prior to May 31, 2007, to acquire one common share at an exercise price of $0.30 per share. The proceeds of $507,500 are earmarked for investment in the development of the Company's new film and television production slate, the development of the Company's marketing and distribution activities and general working capital. All amounts are in Canadian dollars.

"We see the success of this private placement as a vote of confidence from our investors and an important step in securing the Company's production slate for 2006 and 2007," said David Devine, President and CEO. Budgeted at $8,100,000, with commitments in hand from CHUM Television and other Canadian funding sources, the Company expects to begin production of the first six episodes of its new primetime series, Across the River to Motor City, later this year. In addition, pre-sale commitments from broadcasters France 5, TPS Jeunesse, TVOntario and Knowledge Network for the Company's new Writers' Specials series support the Company's expectation that at least one other major production will commence in the next 12 months.

Five-time Emmy Award-winning Devine Entertainment Corporation develops, produces and distributes children's and family entertainment for the theatrical motion picture, television and Video/DVD marketplace worldwide. The Company's film series on landmark Composers', Inventors' and Artists' are critically acclaimed and broadcast in over 50 countries. The Company recently completed its first feature film for theatrical release, Bailey's Billion$, which was released in North America on August 5, 2005 and is currently being distributed worldwide. Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF. The Company's corporate website is www.devine-ent.com.

This press release may contain forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include the market acceptance of the Company's products and services; competition within the film and entertainment industry and the introduction of new entrants and/or products in the Company's markets; adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is note exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.